UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2021

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000
Los Angeles
California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625% Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

As previously reported, on January 25, 2021, Rexford Industrial Realty, Inc. (the “Company”), through a wholly owned subsidiary of its operating partnership, Rexford Industrial Realty L.P., entered into an agreement with an unaffiliated third-party seller (the “Seller”) to acquire an industrial property for a purchase price of approximately $217.1 million, exclusive of closing costs (the “Property”). On September 30, 2021, the Company completed the acquisition of the Property. The Property, which comprises an 80.2 acre infill industrial storage site, is located at 2500 E. Victoria Street in Rancho Dominguez, California within the Company’s Los Angeles-South Bay submarket and is subject to a long-term sale lease-back agreement with the Seller. The acquisition of the Property was funded through a combination of available cash on hand, proceeds from the previous issuance and sale of common stock by the Company and cash proceeds from the prior disposition of one property as part of a tax-deferred like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.

Dated: October 4, 2021	By:	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer

Rexford Industrial Realty, Inc.

Dated: October 4, 2021	By:	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer